Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES TRANSACTION TO EXCHANGE OUTSTANDING SERIES E-1 AND F-1 PREFERRED STOCK FOR COMMON STOCK; PLANS TO PAY 0.3:1 SPECIAL COMMON STOCK DIVIDEND TO EXISTING COMMON STOCKHOLDERS

Transformative Transaction to Simplify Capital Structure, Lower Cost of Capital

and Provide Greater Financial Flexibility to Pursue Growth Initiatives

Oklahoma City, Oklahoma – July 20th, 2021—LSB Industries, Inc. (“LSB” or “the Company”), (NYSE: LXU), led by a Special Committee of the Board of Directors representing the disinterested stockholders of the Company (the “Special Committee”) today announced that it has signed a definitive agreement (the “Exchange Agreement”) with LSB Funding LLC, an affiliate of Eldridge, to exchange the shares of LSB Series E-1 and Series F-1 Redeemable Preferred Stock held by Eldridge for shares of LSB common stock. Under the terms of the agreement, LSB would exchange, at the closing, approximately $300 million of preferred stock held by Eldridge into an equivalent value of LSB common stock based on an exchange price of $6.16, which is equal to the 30-day volume weighted average price as of the date of the Exchange Agreement. In connection with the transaction, existing unaffiliated LSB common stockholders will receive a special dividend in the form of 0.30 shares of LSB common stock for every share owned as of the record date.

Transaction Highlights:

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Eliminates the current financial impact and repayment of the accrued compounding preferred stock and future accruing dividends at 14.5% (increasing to 16.0% in April 2023) unburdening the Company and unlocking shareholder value.

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The Special Committee, Board of Directors and LSB management believe this could lead to a rating upgrade potentially allowing the Company to refinance its senior secured notes at a lower interest rate and on improved terms, which would reduce its cash interest expense and overall cost of capital.

•	Improves the Company’s financial flexibility allowing it to pursue organic growth initiatives, including in green ammonia and clean energy and accretive M&A opportunities.

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Preserves the Company’s significant tax attributes, including approximately $620 million of federal net operating losses, thereby protecting potentially significant future cash savings and stockholder value.

Mark Behrman, LSB’s President and CEO, stated, “The Special Committee, the Board of Directors and management believe that the exchange of our outstanding Series E-1 and F-1 preferred stock for LSB common stock relieves the Company and our common stockholders from the expensive, compounding burden of the payment-in-kind dividend this preferred stock carries. This measure not only improves our current capital structure but, we believe, combined with the favorable credit markets will allow us to refinance our senior secured notes on more favorable terms than our current senior secured notes and provide us with the financial flexibility needed to grow our business organically and through strategic M&A; while maintaining our significant federal net operating losses which we believe we will start utilizing this year.”

“Over the last several years we have evaluated options to reduce or eliminate our preferred stock. However, during that period, the nitrogen chemical market pricing environment has not been helpful as selling prices had been at multi-year lows. That prevented us from generating sufficient free cash flow to make cash dividend payments on the preferred stock and therefore caused the dividends thereon to accrue at a compounded rate, which significantly increased the preferred stock balance. While the nitrogen chemical market pricing environment has significantly improved and we are seeing selling prices that are now at multi-year highs, we are in a commodity business where pricing can be volatile and change quickly. As a result, we believe that now is an opportune time to take these actions especially given our desire to refinance our senior secured notes and our need for flexibility to take advantage of numerous attractive organic growth opportunities, including the emerging blue/green ammonia and clean energy markets. Additionally, we regularly evaluate M&A prospects that we believe could be accretive to earnings as a result of the increased scale and expanded production capabilities that they would provide us. We believe that the exchange of our outstanding Series E-1 and Series F-1 preferred stock and the overall simplification of our capital structure as well as the potential refinancing of our senior secured notes will be a critical step in unlocking our ability to take advantage of these opportunities.”

The LSB Board of Directors delegated authority to a committee of its independent and disinterested directors with the mandate to act in the interest of the disinterested holders of LSB’s common stock with respect to LSB’s evaluation of potential business opportunities, including potential transactions involving Eldridge. The highly qualified, independent and disinterested directors have been acting through the Special Committee and are empowered to act in the interests of the holders of LSB common stock with respect to any business opportunity that would require the holdings of Eldridge to be modified, converted or exchanged other than pursuant to the existing terms of the Securities Purchase Agreement dated December 4, 2015, and other related agreements. Further, any such change or action was irrevocably conditioned on both the approval of the Special Committee and the affirmative vote of the disinterested members of the Board of Directors and the affirmative vote of a majority of the outstanding shares of common stock of the Company held by disinterested stockholders.

The Special Committee is composed of Richard W. Roedel, former Chairman and CEO of BDO Seidman LLP; Lynn F. White, former Vice President, Corporate Development at CF Industries; Diana M. Peninger, President & CEO of Reproductive Solutions; and Richard S. Sanders, Jr. former Vice President of Manufacturing for Terra Industries. Mr. Roedel and Mr. White led the Special Committee as co-chairs.

In conjunction with its comprehensive evaluation of the exchange transaction, the Special Committee:

•	Retained independent financial advisor, Houlihan Lokey Capital, Inc. and

•	Retained independent legal counsel, Blank Rome

Completion of the exchange transaction is subject to a number of customary closing conditions, including receipt of stockholder approval from the holders of a majority of the shares of our outstanding common stock not held by Eldridge or any of its affiliates. LSB expects to file a preliminary proxy for a Special Meeting of Stockholders and deliver additional information related to the special meeting to stockholders within the next few weeks. Results of the stockholder vote will be tabulated at the Special Meeting of Stockholders expected to be held in the third quarter of 2021.

The Company is represented by its legal counsel, Ropes & Gray LLP, and financial advisor, Jefferies LLC. Eldridge is represented by WilmerHale.

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers primarily throughout the United States. Additional information about the Company can be found on its website at www.lsbindustries.com.

About Eldridge

Eldridge invests in businesses across the Insurance, Asset Management, Technology, Mobility, Sports & Gaming, Media & Music, Real Estate, and Consumer landscapes. The firm seeks to build and grow businesses led by proven management teams that have demonstrated leadership and experience to scale an enterprise. Eldridge is headquartered in Greenwich, Connecticut, with additional offices in Beverly Hills, New York, and London. Additional information about Eldridge can be found on its website at www.eldridge.com

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, our ability to consummate the exchange transaction on the terms described herein or at all, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC).

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or an exemption from the registration requirements thereof.

Additional Information about the Exchange Transaction and Where to Find It

In connection with the proposed transaction, LSB intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement for the special meeting of LSB stockholders and may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that LSB may file with the SEC. The definitive proxy statement (if and when available) will be mailed to LSB stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT LSB AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about LSB and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by LSB may be obtained free of charge on LSB’s website at www.lsbindustries.com or by contacting Michael Foster, General Counsel and Secretary by email at mfoster@lsbindustries.com or by phone at 405-510-3596

Participants in the Solicitation

LSB and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of LSB, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in LSB’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2021, and LSB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 25, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from LSB using the sources indicated above.

Company Contact: Mark Behrman, President & CEO Cheryl Maguire, Executive Vice President & CFO (405) 235-4546	Investor Contact: The Equity Group Inc. Fred Buonocore, CFA (212) 836-9607 Mike Gaudreau (212) 836-9620